UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 16, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In November 2010, PDC Energy, Inc. (the “Company”) issued $115,000,000 aggregate principal amount of 3.25% Convertible Senior Notes due 2016 (the “Notes”), with a maturity date of May 15, 2016. The Notes were originally issued to certain initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

On May 16, 2016, the Company settled the Notes. Notes with an aggregate principal amount of $114,800,000 were converted, and under the terms of the indenture, upon maturity, all of the converted Notes were to be settled based on the excess of the trading prices of the Company’s common stock for the 40 trading days prior to the maturity date over the conversion price of $42.40 per share. The Company had elected a combination settlement upon conversion consisting of cash and shares of Company common stock (the “Conversion Shares”). The final settlement in respect of converted Notes consisted of (i) a cash payment, plus cash in lieu of fractional shares, totaling $114,800,534, and (ii) issuance of 792,406 Conversion Shares to converting holders of the Notes. The Conversion Shares were issued without restrictive legend in accordance with Rule 144 under the Securities Act, including the provisions thereof related to tacking of holding periods on conversion, based on representations made by converting holders that they were not affiliates of the Company and satisfied the holding period requirements of Rule 144.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary